Exhibit 99.1

Heritage Commerce Corp

224 Airport Parkway

San Jose, CA 95110

www.heritagecommercecorp.com

Heritage Commerce Corp Reports Second Quarter and First Six Months of 2025 Financial Results

San Jose, CA – July 24, 2025 – Heritage Commerce Corp (Nasdaq: HTBK), (the “Company”), the holding company for Heritage Bank of Commerce (the “Bank”) today announced its financial results for the second quarter and six months ended June 30, 2025. All data are unaudited.

REPORTED SECOND QUARTER 2025 HIGHLIGHTS:

Net Income	Earnings Per Share	Pre-Provision Net Revenue ("PPNR")(1)	Fully Tax Equivalent ("FTE") Net Interest Margin(1)	Efficiency Ratio(1)	Tangible Book Value Per Share(1)

$6.4 million	$0.10	$9.4 million	3.54%	80.23%	$8.49

ADJUSTED SECOND QUARTER 2025 HIGHLIGHTS:(1)

Net Income	Earnings Per Share	PPNR(1)	FTE Net Interest Margin(1)	Efficiency Ratio(1)	Tangible Book Value Per Share(1)

$13.0 million	$0.21	$18.6 million	3.54%	61.01%	$8.59

CEO COMMENTARY:

“We executed well in the second quarter, generating a higher level of net income and earnings per share, excluding significant charges primarily related to a legal settlement,” said Clay Jones, President and Chief Executive Officer. “We had positive trends in loan growth, an expansion in our net interest margin, and stable asset quality, while deposits declined due to seasonal outflows that we typically see in the second quarter. Our loan growth was well diversified across our portfolios. We continue to successfully add new clients by offering a superior banking experience and generate loan growth while maintaining our disciplined underwriting and pricing criteria.”

“We have a strong balance sheet with a high level of capital and liquidity and healthy asset quality, which provides a strong foundation to weather periods of economic volatility.  We are well positioned to navigate the current environment and expect to see positive trends in loan growth, the net interest margin, and expense management,” said Mr. Jones.

LINKED-QUARTER BASIS	YEAR-OVER-YEAR

FINANCIAL HIGHLIGHTS:

●	Total revenue of $47.8 million, an increase of 4%, or $1.7 million
●	Noninterest expense of $38.3 million includes an accrual of $9.2 million for pre-tax charges primarily related to a legal settlement
●	Reported net income of $6.4 million and earnings per share of $0.10, down 45% and 47%, from $11.6 million and $0.19, respectively
●	Adjusted net income(1) of $13.0 million and adjusted earnings per share(1) of $0.21, both metrics up 11% from $11.6 million and $0.19, respectively
●	Total revenue of $47.8 million, an increase of 15%, or $6.1 million
●	Noninterest expense of $38.3 million includes an accrual of $9.2 million for pre-tax charges primarily related to a legal settlement
●	Reported net income of $6.4 million and earnings per share of $0.10, down 31% and 33%, from $9.2 million and $0.15, respectively
●	Adjusted net income(1) of $13.0 million and adjusted earnings per share(1) of $0.21, both metrics up 40% from $9.2 million and $0.15, respectively

FINANCIAL CONDITION:

●	Loans held-for-investment (“HFI”) of $3.5 billion, up $47.4 million or 1%
●	Total deposits of $4.6 billion, down $55.9 million, or 1%
●	Loan to deposit ratio of 76.38%, up from 74.45%
●	Total shareholders’ equity of $694.7 million, down $1.5 million

●	Increase in loans HFI of $154.5 million, or 5%

●	Increase in total deposits of $182.7 million, or 4%
●	Loan to deposit ratio of 76.38%, up from 76.04%
●	Increase in total shareholders’ equity of $15.5 million

CREDIT QUALITY:

●	Nonperforming assets (“NPAs”) to total assets of 0.11% for both quarters
●	NPAs to total assets of 0.11% for both quarters
●	Classified assets to total assets of 0.69%, compared to 0.73%
●	Classified assets to total assets of 0.69%, compared to 0.64%

KEY PERFORMANCE METRICS:

●	FTE net interest margin(1) of 3.54%, an increase from 3.39%
●	Common equity tier 1 capital ratio of 13.3%, compared to 13.6%
●	Total capital ratio of 15.5%, compared to 15.9%
●	Tangible common equity ratio(1) of 9.85%, an increase of 1% from 9.78%
●	FTE net interest margin(1) of 3.54%, an increase from 3.26%
●	Common equity tier 1 capital ratio of 13.3%, compared to 13.4%
●	Total capital ratio of 15.5%, compared to 15.6%
●	Tangible common equity ratio(1) of 9.85%, a decrease of 1% from 9.91%

(1)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” in this press release. All references to “adjusted” operating metrics exclude the $9.2 million of charges primarily related to a legal settlement in the second quarter and first six months of 2025 as presented in the reconciliation of non-GAAP financial measures at the end of this press release.

Results of Operations:

Reported net income was $6.4 million, or $0.10 per average diluted common share, for the second quarter of 2025. Adjusted net income(2) was $13.0 million, or $0.21 per average diluted common share, for the second quarter of 2025, compared to $11.6 million, or $0.19 per average diluted common share, for the first quarter of 2025, and $9.2 million, or $0.15 per average diluted common share, for the second quarter of 2024. The annualized return on average assets was 0.47% and annualized return on average equity was 3.68% for the second quarter of 2025, compared to 0.85% and 6.81%, respectively, for the first quarter of 2025, and 0.71% and 5.50%, respectively, for the second quarter of 2024. The adjusted annualized return on average assets(2) was 0.95% and adjusted annualized return on average tangible common equity(2) was 9.92% for the second quarter of 2025, compared to 0.85% and 9.09%, respectively, for the first quarter ended of 2025, and 0.71% and 7.43%, respectively, for the second quarter of 2024.

Reported net income was $18.0 million, or $0.29 per average diluted common share, for the first six months of 2025. Adjusted net income(2) was $24.6 million, or $0.40 per average diluted common share, for the first six months of 2025, compared to $19.4 million, or $0.32 per average diluted common share, for the first six months of 2024. The annualized return on average assets was 0.66% and annualized return on average equity was 5.23% for the six months ended June 30, 2025, compared to 0.75% and 5.79%, respectively, for the six months ended June 30, 2024. The adjusted annualized return on average assets(2) was 0.90% and annualized return on average tangible common equity(2) was 9.51% for the six months ended June 30, 2025, compared to 0.75% and 7.84%, respectively, for the six months ended June 30, 2024.

Total revenue, which is defined as net interest income before provision for credit losses on loans plus noninterest income, increased $1.7 million, or 4%, to $47.8 million for the second quarter of 2025, compared to $46.1 million for the first quarter of 2025, and increased $6.1 million, or 15%, from $41.7 million for the second quarter of 2024. Total revenue increased $9.9 million, or 12%, to $93.8 million for the first six months of 2025, compared to $83.9 million for the first six months of 2024.

For the second quarter and first six months of 2025, the Company’s reported PPNR(2), which is defined as total revenue less adjusted noninterest expense(2) was $9.4 million and $26.0 million, respectively. The adjusted PPNR(2) was $18.6 million for the second quarter of 2025, compared to $16.6 million for the first quarter of 2025, and $13.5 million for the second quarter of 2024. For the six months of 2025, the Company’s adjusted PPNR(2) was $35.2 million, compared to $28.1 million for the six months of 2024.

Net interest income totaled $44.8 million for the second quarter of 2025, an increase of $1.4 million, or 3%, compared to $43.4 million for the first quarter of 2025. The FTE net interest margin(2) was 3.54% for the second quarter of 2025, an increase over 3.39% for the first quarter of 2025 primarily due to an increase in the average yields and average balances of loans and securities, partially offset by a decrease in the average balances of deposits resulting in a lower average balance of overnight funds.

Net interest income increased $5.9 million, or 15%, to $44.8 million, compared to $38.9 million for the second quarter of 2024. The FTE net interest margin(2) increased from 3.23% for the second quarter of 2024 primarily due to lower rates paid on customer deposits, an increase in the average yields and average balances of loans and securities, and an increase in the average balance of deposits resulting in a higher average balance of overnight funds, partially offset by a lower average yield on overnight funds.

For the first six months of 2025, net interest income increased $9.8 million, or 12% to $88.2 million, compared to $78.4 million for the first six months of 2024. The FTE net interest margin(2) increased 20 basis points to 3.47% for the first six months of 2025, from 3.27% for the first six months of 2024, primarily due to an increase in the average balances of average interest earning assets, and an increase in the average yields on loans and securities, partially offset by higher rates paid on client deposits and a lower yield on overnight funds.

We recorded a provision for credit losses on loans of $516,000 for the second quarter of 2025, compared to $274,000 for the first quarter of 2025, and $471,000 for the second quarter of 2024. There was a provision for credit losses on loans of $790,000 for the six months ended June 30, 2025, compared to $655,000 for the six months ended June 30, 2024. The increase in the provision for credit losses on loans for the second quarter and first six months of 2025 was primarily due to loan growth.

Total noninterest income increased to $3.0 million for the second quarter of 2025, compared to $2.7 million for the first quarter of 2025, and $2.9 million for the second quarter of 2024, primarily due to higher termination and facility fees. The increase in noninterest income in the second quarter of 2025 was partially offset by a $219,000 gain on proceeds from company-owned life insurance in the second quarter of 2024.

Total noninterest income increased 3% to $5.7 million for the first six months of 2025, compared to $5.5 million for the first six months of 2024, primarily due to higher termination and facility fees, partially offset by a $219,000 gain on proceeds from company-owned life insurance in the first six months of 2024.

(2)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” in this press release.

Reported noninterest expense for the second quarter of 2025 and first six months of 2025 totaled $38.3 million and $67.8 million, respectively. During the second quarter of 2025, the Company recorded expenses of $9.2 million, primarily due to pre-tax charges related to the settlement of certain litigation matters, including the anticipated settlement of a previously disclosed class action and California Private Attorneys General Act (“PAGA”) lawsuit that alleged the violation of certain California wage-and-hour and related laws and regulations, and charges related to the planned closure of a Bank branch. Adjusted noninterest expense(3) was $29.1 million, compared to $29.5 million for the first quarter of 2025, and $28.2 million for the second quarter of 2024. Adjusted noninterest expense(3) for the first six months of 2025 was $58.6 million, compared to $55.7 million for the first six months of 2024.

Income tax expense decreased to $2.5 million for the second quarter of 2025, compared to $4.7 million for the first quarter of 2025, and $3.8 million for the second quarter of 2024, primarily due to lower pre-tax income. The effective tax rate for the second quarter of 2025 was 28.5%, compared to 28.8% for the first quarter of 2025, and 29.4% for the second quarter of 2024.

Income tax expense for the six months ended June 30, 2025 was $7.2 million, compared to $8.1 million for the six months ended June 30, 2024. The effective tax rate for six months ended June 30, 2025 was 28.7%, compared to 29.4% for the six months ended June 30, 2024.

The reported efficiency ratio(3) for the second quarter and first six month of 2025 was 80.23% and 72.24%, respectively. The adjusted efficiency ratio(3) improved to 61.01% for the second quarter of 2025, compared to 63.96% for the first quarter of 2025, as a result of higher total revenue. The adjusted efficiency ratio(3) improved from 67.55% for the second quarter of 2024, primarily due to higher total revenue, partially offset by higher noninterest expense. The adjusted efficiency ratio(3) improved to 62.45% for the first six months of 2025 from 66.44% for the first six months of 2024, primarily due to higher total revenue, partially offset by higher noninterest expense.

Full time equivalent employees were 350 at both June 30, 2025 and March 31, 2025, and 353 at June 30, 2024.

Financial Condition and Capital Management:

Total assets remained relatively flat at $5.5 billion at both June 30, 2025 and March 31, 2025. Total assets increased 4% from $5.3 billion at June 30, 2024, primarily due to an increase in deposits resulting in an increase in overnight funds, and an increase in loans.

Investment securities available-for-sale (at fair value) decreased to $307.0 million at June 30, 2025, compared to $371.0 million at March 31, 2025, primarily due to maturities and paydowns, partially offset by purchases. Investment securities available-for-sale totaled $273.0 million at June 30, 2024. The pre-tax unrealized loss on the securities available-for-sale portfolio was $448,000, or $396,000 net of taxes, which equaled less than 1% of total shareholders’ equity at June 30, 2025.

During the first six months of 2025, the Company purchased $87.2 million of agency mortgage-backed securities, $79.8 million of collateralized mortgage obligations, and $44.8 million of U.S. Treasury securities, for total purchases of $211.8 million in the available-for-sale portfolio. Securities purchased had a book yield of 4.82% and an average life of 4.55 years.

Investment securities held-to-maturity (at amortized cost, net of allowance for credit losses of ($16,000), totaled $561.2 million at June 30, 2025, compared to $576.7 million at March 31, 2025, and $621.2 million at June 30, 2024. The fair value of the securities held-to-maturity portfolio was $486.5 million at June 30, 2025. The pre-tax unrecognized loss on the securities held-to-maturity portfolio was $74.7 million, or $52.7 million net of taxes, which equaled 7.6% of total shareholders’ equity at June 30, 2025.

The unrealized and unrecognized losses in both the available-for-sale and held-to-maturity portfolios were due to higher interest rates at June 30, 2025 compared to when the securities were purchased. The issuers are of high credit quality and all principal amounts are expected to be repaid when the securities mature. The fair value is expected to recover as the securities approach their maturity date and/or market rates decline.

Loans HFI, net of deferred costs and fees, increased $47.4 million, or 1% to $3.5 billion at June 30, 2025, compared to $3.5 billion at March 31, 2025, and increased $154.5 million, or 5%, from $3.4 billion at June 30, 2024. Loans HFI, excluding residential mortgages, increased $58.3 million, or 2% to $3.1 billion at June 30, 2025, compared to $3.0 billion at March 31, 2025, and increased $184.9 million, or 6%, from $2.9 billion at June 30, 2024.

Commercial and industrial line utilization was 32% at June 30, 2025, compared to 31% at both March 31, 2025, and June 30, 2024. Commercial real estate (“CRE”) loans totaled $2.0 billion at June 30, 2025, of which 31% were owner occupied and 31% were investor CRE loans. Owner occupied CRE loans totaled 31% at March 31, 2025 and 32% at June 30, 2024. Approximately 24% of the Company’s loan portfolio consisted of floating interest rate loans at both June 30, 2025 and March 31, 2025, compared to 27% at June 30, 2024.

At June 30, 2025, paydowns and maturities of investment securities and fixed interest rate loans maturing within one year totaled $311.0 million.

(3)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” in this press release.

Total deposits decreased $55.9 million, or 1%, to $4.6 billion at June 30, 2025, compared to $4.7 billion at March 31, 2025, primarily due to season outflows. Total deposits increased $182.7 million, or 4% from $4.4 billion at June 30, 2024.

The following table shows the Company’s deposit types as a percentage of total deposits at the dates indicated:

	June 30,	March 31,	June 30,
DEPOSITS TYPE % TO TOTAL DEPOSITS	2025	2025	2024
Demand, noninterest-bearing	25%	24%	27%
Demand, interest-bearing	21%	20%	21%
Savings and money market	28%	29%	25%
Time deposits — under $250	1%	1%	1%
Time deposits — $250 and over	4%	5%	4%
Insured Cash Sweep ("ICS")/Certificate of Deposit Registry
Service ("CDARS") - interest-bearing demand, money
market and time deposits	21%	21%	22%
Total deposits	100%	100%	100%

The loan to deposit ratio was 76.38% at June 30, 2025, compared to 74.45% at March 31, 2025, and 76.04% at June 30, 2024.

The Company’s total available liquidity and borrowing capacity was $3.1 billion at June 30, 2025, compared to $3.2 billion at March 31, 2025, and $3.0 billion at June 30, 2024.

Total shareholders’ equity was $694.7 million at June 30, 2025, compared to $696.2 million at March 31, 2025, and $679.2 million at June 30, 2024. The change in shareholders’ equity at June 30, 2025 is primarily a function of net income and the decrease in the total accumulated other comprehensive loss, partially offset by dividends to stockholders.

Total accumulated other comprehensive loss of $5.0 million at June 30, 2025 was comprised of $2.5 million in actuarial losses associated with split dollar insurance contracts, $2.2 million in actuarial losses associated with the supplemental executive retirement plan, unrealized losses on securities available-for-sale of $396,000, and a $42,000 unrealized gain on interest-only strip from SBA loans.

The Company’s consolidated capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded regulatory guidelines under the prompt corrective action (“PCA”) regulatory guidelines for a well-capitalized financial institution, and the Basel III minimum regulatory requirements at June 30, 2025.

Reported tangible book value per share(4) was $8.49 at June 30, 2025. Adjusted tangible book value per share(4) was $8.59 at June 30, 2025, compared to $8.48 at March 31, 2025, and $8.22 at June 30, 2024.

The Company is authorized to repurchase up to $15.0 million of the Company’s shares of its issued and outstanding common stock under its share repurchase program authorized by the Board of Directors in July 2024. During the second quarter of 2025, the Company repurchased 207,989 shares of its common stock with a weighted average price of $9.19 for a total of $1.9 million. The remaining capacity under this share repurchase program was $13.1 million at June 30, 2025. In July 2025, the Company’s Board of Directors extended the program for one year, expiring on July 31, 2026.

Credit Quality:

The provision for credit losses on loans totaled $516,000 for the second quarter of 2025, compared to a $274,000 provision for credit losses on loans for the first quarter of 2025 and a provision for credit losses on loans of $471,000 for the second quarter of 2024. Net charge-offs totaled $145,000 for the second quarter of 2025, compared to $965,000 for the first quarter of 2025, and $405,000 for the second quarter of 2024.

The provision for credit losses on loans totaled $790,000 for the first six months of 2025, compared to a $655,000 provision for credit losses on loans for the first six months of 2024. Net charge-offs totaled $1.1 million for the first six months of 2025, compared to $659,000 for the first six months of 2024.

The allowance for credit losses on loans (“ACLL”) at June 30, 2025 was $48.6 million, or 1.38% of total loans, representing 787% of total nonperforming loans. The ACLL at March 31, 2025 was $48.3 million, or 1.38% of total loans, representing 765% of total nonperforming loans. The ACLL at June 30, 2024 was $48.0 million, or 1.42% of total loans, representing 795% of total nonperforming loans. The reduction to the allowance for credit on losses on loans reflects our credit assessment and economic factors.

NPAs were $6.2 million at June 30, 2025, compared to $6.3 million at March 31, 2025, and $6.0 million at June 30, 2024. There were no foreclosed assets on the balance sheet at June 30, 2025, March 31, 2025, or June 30, 2024. There were no Shared National Credits (“SNCs”) or material purchased participations included in NPAs or total loans at June 30, 2025, March 31, 2025, or June 30, 2024.

Classified assets totaled $37.5 million, or 0.69% of total assets, at June 30, 2025, compared to $40.0 million, or 0.73% of total assets, at March 31, 2025, and $33.6 million, or 0.64% of total assets, at June 30, 2024.

(4)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” in this press release.

Heritage Commerce Corp, a bank holding company established in October 1997, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Livermore, Los Altos, Los Gatos, Morgan Hill, Oakland, Palo Alto, Pleasanton, Redwood City, San Francisco, San Jose, San Mateo, San Rafael, and Walnut Creek. Heritage Bank of Commerce is an SBA Preferred Lender. Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in San Jose, CA and provides business-essential working capital factoring financing to various industries throughout the United States. For more information, please visit www.heritagecommercecorp.com. The contents of our website are not incorporated into, and do not form a part of, this release or of our filings with the Securities and Exchange Commission.

Reclassifications

During the first quarter of 2025, we reclassified Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stock dividends from interest income to noninterest income and the related average asset balances were reclassified from interest earning assets to other assets on the “Net Interest Income and Net Interest Margin” tables. The amounts for the prior periods were reclassified to conform to the current presentation. These reclassifications did not affect previously reported net income or shareholders’ equity.

Non-GAAP Financial Measures

Financial results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These measures include “adjusted” operating metrics that have been adjusted to exclude notable expenses incurred in the second quarter as well as other performance measures and ratios adjusted for notable items. Management believes these non-GAAP financial measures enhance comparability between periods and in some instances are common in the banking industry. These non-GAAP financial measures should be supplemental to primary GAAP financial measures and should not be read in isolation or relied upon as a substitute for primary GAAP financial measures. A reconciliation of GAAP to non-GAAP financial measures is presented in the tables at the end of this press release under “Reconciliation of Non-GAAP Financial Measures.”

Forward-Looking Statement Disclaimer

Certain matters discussed in this press release constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are inherently uncertain in that they reflect plans and expectations for future events. These statements may include, among other things, those relating to the Company’s future financial performance, plans and objectives regarding future events, expectations regarding changes in interest rates and market conditions, projected cash flows of our investment securities portfolio, the performance of our loan portfolio, loan growth, expenses, net interest margin, estimated net interest income resulting from a shift in interest rates, expectation of high credit quality issuers ability to repay, as well as statements relating to the anticipated effects on the Company’s financial condition and results of operations from expected developments or events. Any statements that reflect our belief about, confidence in, or expectations for future events, performance or condition should be considered forward-looking statements. Readers should not construe these statements as assurances of a given level of performance, nor as promises that we will take actions that we currently expect to take. All statements are subject to various risks and uncertainties, many of which are outside our control and some of which may fall outside our ability to predict or anticipate. Accordingly, our actual results may differ materially from our projected results, and we may take actions or experience events that we do not currently expect. Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and Exchange Commission, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and include: (i) cybersecurity risks that may affect us directly or may impact us indirectly by virtue of their effects on our clients, markets or vendors, including our ability to identify and address cybersecurity risks, including those posed by the increasing use of artificial intelligence (such as, but not limited to, ransomware, data security breaches, “denial of service” attacks, “hacking” and identity theft) affecting us, our clients, and our third-party vendors and service providers; (ii) events that affect our ability to attract, recruit, and retain qualified officers and other personnel to implement our strategic plan, and that enable current and future personnel to protect and develop our relationships with clients, and to promote our business, results of operations and growth prospects; (iii) media items and consumer confidence as those factors affect our clients’ confidence in the banking system generally and in our bank specifically; (iv) adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting; (v) the effects of recent wildfires affecting Southern California, which have affected certain clients and certain loans secured by mortgages in Los Angeles County, and which are affecting or may, in the future, affect other clients in those and other markets throughout California; (vi) market, geographic and sociopolitical factors that arise by virtue of the fact that we operate primarily in the general San Francisco Bay Area of Northern California; (vii) risks of geographic concentration of our client base, our loans, and the collateral securing our loans, as those clients and assets may be particularly subject to natural disasters and to events and conditions that directly or indirectly affect those regions, including the particular risks of natural disasters (including earthquakes, fires, and flooding) and other events that disproportionately affect that region; (viii) political events that have accompanied or that may in the future accompany or result from recent political changes, particularly including sociopolitical events and conditions that result from political conflicts and law enforcement activities that may adversely affect our markets or our clients; (ix) our ability to estimate accurately, and to establish adequate reserves against, the risk of loss associated with our loan and lease portfolios and our factoring business; (x) inflationary pressures and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans to clients, whether held in the portfolio or in the secondary market; (xi) factors that affect the value and liquidity of our investment portfolios, particularly the values of securities available-for-sale; (xii) factors that affect our liquidity and our ability to meet client demands for withdrawals from deposit accounts and undrawn lines of credit, including our cash on hand and the availability of funds from our own lines of credit; (xiii) increased capital requirements for our continual growth or as imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; (xiv) the expense and uncertain resolution of litigation matters whether occurring in the ordinary course of business or otherwise, particularly including but not limited to the effects of recent and ongoing developments in California labor and employment laws, regulations and court decisions; (xv) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; and (xvi) our success in managing the risks involved in the foregoing factors.

Member FDIC

For additional information, email:

InvestorRelations@herbank.com

	For the Quarter Ended:			Percent Change From:		For the Six Months Ended:
CONSOLIDATED INCOME STATEMENTS	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,	June 30,	Percent
(in $000’s, unaudited)	2025	2025	2024	2025	2024	2025	2024	Change
Interest income	$63,025	$61,832	$58,489	2%	8%	$124,857	$115,450	8%
Interest expense	18,220	18,472	19,622	(1)%	(7)%	36,692	37,080	(1)%
Net interest income before provision
for credit losses on loans	44,805	43,360	38,867	3%	15%	88,165	78,370	12%
Provision for credit losses on loans	516	274	471	88%	10%	790	655	21%
Net interest income after provision
for credit losses on loans	44,289	43,086	38,396	3%	15%	87,375	77,715	12%
Noninterest income:
Service charges and fees on deposit
accounts	929	892	891	4%	4%	1,821	1,768	3%
FHLB and FRB stock dividends	584	590	588	(1)%	(1)%	1,174	1,178
Increase in cash surrender value of
life insurance	548	538	521	2%	5%	1,086	1,039	5%
Termination fees	227	87	100	161%	127%	314	113	178%
Gain on sales of SBA loans	87	98	76	(11)%	14%	185	254	(27)%
Servicing income	61	82	90	(26)%	(32)%	143	180	(21)%
Gain on proceeds from company-owned
life insurance	—	—	219	N/A	(100)%	—	219	(100)%
Other	541	409	379	32%	43%	950	750	27%
Total noninterest income	2,977	2,696	2,864	10%	4%	5,673	5,501	3%
Noninterest expense:
Salaries and employee benefits	16,227	16,575	15,794	(2)%	3%	32,802	31,303	5%
Occupancy and equipment	2,525	2,534	2,689	0%	(6)%	5,059	5,132	(1)%
Professional fees	1,819	1,580	1,072	15%	70%	3,399	2,399	42%
Other	17,764	8,767	8,633	103%	106%	26,531	16,890	57%
Total noninterest expense	38,335	29,456	28,188	30%	36%	67,791	55,724	22%
Income before income taxes	8,931	16,326	13,072	(45)%	(32)%	25,257	27,492	(8)%
Income tax expense	2,542	4,700	3,838	(46)%	(34)%	7,242	8,092	(11)%
Net income	$6,389	$11,626	$9,234	(45)%	(31)%	$18,015	$19,400	(7)%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.10	$0.19	$0.15	(47)%	(33)%	$0.29	$0.32	(9)%
Diluted earnings per share	$0.10	$0.19	$0.15	(47)%	(33)%	$0.29	$0.32	(9)%
Weighted average shares outstanding - basic	61,508,180	61,479,579	61,279,914	0%	0%	61,493,880	61,233,269	0%
Weighted average shares outstanding - diluted	61,624,600	61,708,361	61,438,088	0%	0%	61,664,942	61,446,484	0%
Common shares outstanding at period-end	61,446,763	61,611,121	61,292,094	0%	0%	61,446,763	61,292,094	0%
Dividend per share	$0.13	$0.13	$0.13	0%	0%	$0.26	$0.26	0%
Book value per share	$11.31	$11.30	$11.08	0%	2%	$11.31	$11.08	2%
Tangible book value per share(1)	$8.49	$8.48	$8.22	0%	3%	$8.49	$8.22	3%

KEY PERFORMANCE METRICS
(in $000's, unaudited)
Annualized return on average equity	3.68%	6.81%	5.50%	(46)%	(33)%	5.23%	5.79%	(10)%
Annualized return on average tangible
common equity(1)	4.89%	9.09%	7.43%	(46)%	(34)%	6.97%	7.84%	(11)%
Annualized return on average assets	0.47%	0.85%	0.71%	(45)%	(34)%	0.66%	0.75%	(12)%
Annualized return on average tangible assets(1)	0.48%	0.88%	0.74%	(45)%	(35)%	0.68%	0.78%	(13)%
Net interest margin (FTE)(1)	3.54%	3.39%	3.23%	4%	10%	3.47%	3.27%	6%
Total revenue	$47,782	$46,056	$41,731	4%	15%	93,838	83,871	12%
Pre-provision net revenue(1)	$9,447	$16,600	$13,543	(43)%	(30)%	26,047	28,147	(7)%
Efficiency ratio(1)	80.23%	63.96%	67.55%	25%	19%	72.24%	66.44%	9%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,458,420	$5,559,896	$5,213,171	(2)%	5%	$5,508,878	$5,195,903	6%
Average tangible assets(1)	$5,284,972	$5,386,001	$5,037,673	(2)%	5%	$5,335,207	$5,020,134	6%
Average earning assets	$5,087,089	$5,188,317	$4,840,670	(2)%	5%	$5,137,424	$4,825,587	6%
Average loans held-for-sale	$2,250	$2,290	$1,503	(2)%	50%	$2,270	$2,126	7%
Average loans held-for-investment	$3,504,518	$3,429,014	$3,328,358	2%	5%	$3,466,975	$3,312,799	5%
Average deposits	$4,618,007	$4,717,517	$4,394,545	(2)%	5%	$4,667,487	$4,377,347	7%
Average demand deposits - noninterest-bearing	$1,146,494	$1,167,330	$1,127,145	(2)%	2%	$1,156,854	$1,152,111	0%
Average interest-bearing deposits	$3,471,513	$3,550,187	$3,267,400	(2)%	6%	$3,510,633	$3,225,236	9%
Average interest-bearing liabilities	$3,511,237	$3,589,872	$3,306,972	(2)%	6%	$3,550,338	$3,264,788	9%
Average equity	$697,016	$692,733	$675,108	1%	3%	$694,886	$673,700	3%
Average tangible common equity(1)	$523,568	$518,838	$499,610	1%	5%	$521,215	$497,931	5%

(1)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” in this press release.

	For the Quarter Ended:
CONSOLIDATED INCOME STATEMENTS	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2025	2025	2024	2024	2024
Interest income	$63,025	$61,832	$64,043	$60,852	$58,489
Interest expense	18,220	18,472	20,448	21,523	19,622
Net interest income before provision
for credit losses on loans	44,805	43,360	43,595	39,329	38,867
Provision for credit losses on loans	516	274	1,331	153	471
Net interest income after provision
for credit losses on loans	44,289	43,086	42,264	39,176	38,396
Noninterest income:
Service charges and fees on deposit
accounts	929	892	885	908	891
FHLB and FRB stock dividends	584	590	590	586	588
Increase in cash surrender value of
life insurance	548	538	528	530	521
Termination fees	227	87	18	46	100
Gain on sales of SBA loans	87	98	125	94	76
Servicing income	61	82	77	108	90
Gain on proceeds from company-owned
life insurance	—	—	—	—	219
Other	541	409	552	554	379
Total noninterest income	2,977	2,696	2,775	2,826	2,864
Noninterest expense:
Salaries and employee benefits	16,227	16,575	16,976	15,673	15,794
Occupancy and equipment	2,525	2,534	2,495	2,599	2,689
Professional fees	1,819	1,580	1,711	1,306	1,072
Other	17,764	8,767	9,122	7,977	8,633
Total noninterest expense	38,335	29,456	30,304	27,555	28,188
Income before income taxes	8,931	16,326	14,735	14,447	13,072
Income tax expense	2,542	4,700	4,114	3,940	3,838
Net income	$6,389	$11,626	$10,621	$10,507	$9,234

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.10	$0.19	$0.17	$0.17	$0.15
Diluted earnings per share	$0.10	$0.19	$0.17	$0.17	$0.15
Weighted average shares outstanding - basic	61,508,180	61,479,579	61,320,505	61,295,877	61,279,914
Weighted average shares outstanding - diluted	61,624,600	61,708,361	61,679,735	61,546,157	61,438,088
Common shares outstanding at period-end	61,446,763	61,611,121	61,348,095	61,297,344	61,292,094
Dividend per share	$0.13	$0.13	$0.13	$0.13	$0.13
Book value per share	$11.31	$11.30	$11.24	$11.18	$11.08
Tangible book value per share(1)	$8.49	$8.48	$8.41	$8.33	$8.22

KEY PERFORMANCE METRICS
(in $000's, unaudited)
Annualized return on average equity	3.68%	6.81%	6.16%	6.14%	5.50%
Annualized return on average tangible
common equity(1)	4.89%	9.09%	8.25%	8.27%	7.43%
Annualized return on average assets	0.47%	0.85%	0.75%	0.78%	0.71%
Annualized return on average tangible assets(1)	0.48%	0.88%	0.78%	0.81%	0.74%
Net interest margin (FTE)(1)	3.54%	3.39%	3.32%	3.15%	3.23%
Total revenue	$47,782	$46,056	$46,370	$42,155	$41,731
Pre-provision net revenue(1)	$9,447	$16,600	$16,066	$14,600	$13,543
Efficiency ratio(1)	80.23%	63.96%	65.35%	65.37%	67.55%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,458,420	$5,559,896	$5,607,840	$5,352,067	$5,213,171
Average tangible assets(1)	$5,284,972	$5,386,001	$5,433,439	$5,177,114	$5,037,673
Average earning assets	$5,087,089	$5,188,317	$5,235,986	$4,980,082	$4,840,670
Average loans held-for-sale	$2,250	$2,290	$2,260	$1,493	$1,503
Average loans held-for-investment	$3,504,518	$3,429,014	$3,388,729	$3,359,647	$3,328,358
Average deposits	$4,618,007	$4,717,517	$4,771,491	$4,525,946	$4,394,545
Average demand deposits - noninterest-bearing	$1,146,494	$1,167,330	$1,222,393	$1,172,304	$1,127,145
Average interest-bearing deposits	$3,471,513	$3,550,187	$3,549,098	$3,353,642	$3,267,400
Average interest-bearing liabilities	$3,511,237	$3,589,872	$3,588,755	$3,393,264	$3,306,972
Average equity	$697,016	$692,733	$686,263	$680,404	$675,108
Average tangible common equity(1)	$523,568	$518,838	$511,862	$505,451	$499,610

(1)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” in this press release.

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	June 30,	March 31,	June 30,	March 31,	June 30,
(in $000’s, unaudited)	2025	2025	2024	2025	2024
ASSETS
Cash and due from banks	$55,360	$44,281	$37,497	25%	48%
Other investments and interest-bearing deposits
in other financial institutions	666,432	700,769	610,763	(5)%	9%
Securities available-for-sale, at fair value	307,035	370,976	273,043	(17)%	12%
Securities held-to-maturity, at amortized cost	561,205	576,718	621,178	(3)%	(10)%
Loans - held-for-sale - SBA, including deferred costs	1,156	1,884	1,899	(39)%	(39)%
Loans - held-for-investment:
Commercial	492,231	489,241	477,929	1%	3%
Real estate:
CRE - owner occupied	627,810	616,825	594,504	2%	6%
CRE - non-owner occupied	1,390,419	1,363,275	1,283,323	2%	8%
Land and construction	149,460	136,106	125,374	10%	19%
Home equity	120,763	119,138	126,562	1%	(5)%
Multifamily	285,016	284,510	268,968	0%	6%
Residential mortgages	454,419	465,330	484,809	(2)%	(6)%
Consumer and other	14,661	12,741	18,758	15%	(22)%
Loans	3,534,779	3,487,166	3,380,227	1%	5%
Deferred loan fees, net	(446)	(268)	(434)	66%	3%
Total loans - held-for-investment, net of deferred fees	3,534,333	3,486,898	3,379,793	1%	5%
Allowance for credit losses on loans	(48,633)	(48,262)	(47,954)	1%	1%
Loans, net	3,485,700	3,438,636	3,331,839	1%	5%
Company-owned life insurance	82,296	81,749	80,153	1%	3%
Premises and equipment, net	9,765	9,772	10,310	0%	(5)%
Goodwill	167,631	167,631	167,631	0%	0%
Other intangible assets	5,532	5,986	7,521	(8)%	(26)%
Accrued interest receivable and other assets	125,125	115,853	121,190	8%	3%
Total assets	$5,467,237	$5,514,255	$5,263,024	(1)%	4%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,151,242	$1,128,593	$1,187,320	2%	(3)%
Demand, interest-bearing	955,504	949,068	928,246	1%	3%
Savings and money market	1,320,142	1,353,293	1,126,520	(2)%	17%
Time deposits - under $250	35,356	37,592	39,046	(6)%	(9)%
Time deposits - $250 and over	210,818	213,357	203,886	(1)%	3%
ICS/CDARS - interest-bearing demand, money market
and time deposits	954,272	1,001,365	959,592	(5)%	(1)%
Total deposits	4,627,334	4,683,268	4,444,610	(1)%	4%
Subordinated debt, net of issuance costs	39,728	39,691	39,577	0%	0%
Accrued interest payable and other liabilities	105,471	95,106	99,638	11%	6%
Total liabilities	4,772,533	4,818,065	4,583,825	(1)%	4%

Shareholders’ Equity:
Common stock	509,888	511,596	508,343	0%	0%
Retained earnings	189,794	191,401	182,571	(1)%	4%
Accumulated other comprehensive loss	(4,978)	(6,807)	(11,715)	(27)%	(58)%
Total shareholders' equity	694,704	696,190	679,199	0%	2%
Total liabilities and shareholders’ equity	$5,467,237	$5,514,255	$5,263,024	(1)%	4%

	End of Period:
CONSOLIDATED BALANCE SHEETS	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2025	2025	2024	2024	2024
ASSETS
Cash and due from banks	$55,360	$44,281	$29,864	$49,722	$37,497
Other investments and interest-bearing deposits
in other financial institutions	666,432	700,769	938,259	906,588	610,763
Securities available-for-sale, at fair value	307,035	370,976	256,274	237,612	273,043
Securities held-to-maturity, at amortized cost	561,205	576,718	590,016	604,193	621,178
Loans - held-for-sale - SBA, including deferred costs	1,156	1,884	2,375	1,649	1,899
Loans - held-for-investment:
Commercial	492,231	489,241	531,350	481,266	477,929
Real estate:
CRE - owner occupied	627,810	616,825	601,636	602,062	594,504
CRE - non-owner occupied	1,390,419	1,363,275	1,341,266	1,310,578	1,283,323
Land and construction	149,460	136,106	127,848	125,761	125,374
Home equity	120,763	119,138	127,963	124,090	126,562
Multifamily	285,016	284,510	275,490	273,103	268,968
Residential mortgages	454,419	465,330	471,730	479,524	484,809
Consumer and other	14,661	12,741	14,837	14,179	18,758
Loans	3,534,779	3,487,166	3,492,120	3,410,563	3,380,227
Deferred loan fees, net	(446)	(268)	(183)	(327)	(434)
Total loans - held-for-investment, net of deferred fees	3,534,333	3,486,898	3,491,937	3,410,236	3,379,793
Allowance for credit losses on loans	(48,633)	(48,262)	(48,953)	(47,819)	(47,954)
Loans, net	3,485,700	3,438,636	3,442,984	3,362,417	3,331,839
Company-owned life insurance	82,296	81,749	81,211	80,682	80,153
Premises and equipment, net	9,765	9,772	10,140	10,398	10,310
Goodwill	167,631	167,631	167,631	167,631	167,631
Other intangible assets	5,532	5,986	6,439	6,966	7,521
Accrued interest receivable and other assets	125,125	115,853	119,813	123,738	121,190
Total assets	$5,467,237	$5,514,255	$5,645,006	$5,551,596	$5,263,024

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,151,242	$1,128,593	$1,214,192	$1,272,139	$1,187,320
Demand, interest-bearing	955,504	949,068	936,587	913,910	928,246
Savings and money market	1,320,142	1,353,293	1,325,923	1,309,676	1,126,520
Time deposits - under $250	35,356	37,592	38,988	39,060	39,046
Time deposits - $250 and over	210,818	213,357	206,755	196,945	203,886
ICS/CDARS - interest-bearing demand, money market
and time deposits	954,272	1,001,365	1,097,586	997,803	959,592
Total deposits	4,627,334	4,683,268	4,820,031	4,729,533	4,444,610
Subordinated debt, net of issuance costs	39,728	39,691	39,653	39,615	39,577
Accrued interest payable and other liabilities	105,471	95,106	95,595	97,096	99,638
Total liabilities	4,772,533	4,818,065	4,955,279	4,866,244	4,583,825

Shareholders’ Equity:
Common stock	509,888	511,596	510,070	509,134	508,343
Retained earnings	189,794	191,401	187,762	185,110	182,571
Accumulated other comprehensive loss	(4,978)	(6,807)	(8,105)	(8,892)	(11,715)
Total shareholders' equity	694,704	696,190	689,727	685,352	679,199
Total liabilities and shareholders’ equity	$5,467,237	$5,514,255	$5,645,006	$5,551,596	$5,263,024

	At or For the Quarter Ended:			Percent Change From:
CREDIT QUALITY DATA	June 30,	March 31,	June 30,	March 31,	June 30,
(in $000’s, unaudited)	2025	2025	2024	2025	2024
Nonaccrual loans - held-for-investment:
Land and construction loans	$4,198	$4,793	$4,774	(12)%	(12)%
Home equity and other loans	728	927	108	(21)%	574%
Residential mortgages	607	—	—	N/A	N/A
Commercial loans	491	324	900	52%	(45)%
CRE loans	31	—	—	N/A	N/A
Total nonaccrual loans - held-for-investment:	6,055	6,044	5,782	0%	5%
Loans over 90 days past due
and still accruing	123	268	248	(54)%	(50)%
Total nonperforming loans	6,178	6,312	6,030	(2)%	2%
Foreclosed assets	—	—	—	N/A	N/A
Total nonperforming assets	$6,178	$6,312	$6,030	(2)%	2%
Net charge-offs during the quarter	$145	$965	$405	(85)%	(64)%
Provision for credit losses on loans during the quarter	$516	$274	$471	88%	10%
Allowance for credit losses on loans	$48,633	$48,262	$47,954	1%	1%
Classified assets	$37,525	$40,034	$33,605	(6)%	12%
Allowance for credit losses on loans to total loans	1.38%	1.38%	1.42%	0%	(3)%
Allowance for credit losses on loans to total nonperforming loans	787.20%	764.61%	795.26%	3%	(1)%
Nonperforming assets to total assets	0.11%	0.11%	0.11%	0%	0%
Nonperforming loans to total loans	0.17%	0.18%	0.18%	(6)%	(6)%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	7%	7%	6%	0%	17%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	6%	7%	6%	(14)%	0%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$521,541	$522,573	$504,047	0%	3%
Shareholders’ equity / total assets	12.71%	12.63%	12.91%	1%	(2)%
Tangible common equity / tangible assets (1)	9.85%	9.78%	9.91%	1%	(1)%
Loan to deposit ratio	76.38%	74.45%	76.04%	3%	0%
Noninterest-bearing deposits / total deposits	24.88%	24.10%	26.71%	3%	(7)%
Total capital ratio	15.5%	15.9%	15.6%	(3)%	(1)%
Tier 1 capital ratio	13.3%	13.6%	13.4%	(2)%	(1)%
Common Equity Tier 1 capital ratio	13.3%	13.6%	13.4%	(2)%	(1)%
Tier 1 leverage ratio	9.9%	9.8%	10.2%	1%	(3)%
Heritage Bank of Commerce:
Tangible common equity / tangible assets (1)	10.28%	10.15%	10.28%	1%	0%
Total capital ratio	15.1%	15.4%	15.1%	(2)%	0%
Tier 1 capital ratio	13.8%	14.1%	13.9%	(2)%	(1)%
Common Equity Tier 1 capital ratio	13.8%	14.1%	13.9%	(2)%	(1)%
Tier 1 leverage ratio	10.4%	10.2%	10.6%	2%	(2)%

(1)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” in this press release.

	At or For the Quarter Ended:
CREDIT QUALITY DATA	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2025	2025	2024	2024	2024
Nonaccrual loans - held-for-investment:
Land and construction loans	$4,198	$4,793	$5,874	$5,862	$4,774
Home equity and other loans	728	927	290	84	108
Residential mortgages	607	—	—	—	—
Commercial loans	491	324	1,014	752	900
CRE loans	31	—	—	—	—
Total nonaccrual loans - held-for-investment:	6,055	6,044	7,178	6,698	5,782
Loans over 90 days past due
and still accruing	123	268	489	460	248
Total nonperforming loans	6,178	6,312	7,667	7,158	6,030
Foreclosed assets	—	—	—	—	—
Total nonperforming assets	$6,178	$6,312	$7,667	$7,158	$6,030
Net charge-offs during the quarter	$145	$965	$197	$288	$405
Provision for credit losses on loans during the quarter	$516	$274	$1,331	$153	$471
Allowance for credit losses on loans	$48,633	$48,262	$48,953	$47,819	$47,954
Classified assets	$37,525	$40,034	$41,661	$32,609	$33,605
Allowance for credit losses on loans to total loans	1.38%	1.38%	1.40%	1.40%	1.42%
Allowance for credit losses on loans to total nonperforming loans	787.20%	764.61%	638.49%	668.05%	795.26%
Nonperforming assets to total assets	0.11%	0.11%	0.14%	0.13%	0.11%
Nonperforming loans to total loans	0.17%	0.18%	0.22%	0.21%	0.18%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	7%	7%	7%	6%	6%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	6%	7%	7%	6%	6%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$521,541	$522,573	$515,657	$510,755	$504,047
Shareholders’ equity / total assets	12.71%	12.63%	12.22%	12.35%	12.91%
Tangible common equity / tangible assets (1)	9.85%	9.78%	9.43%	9.50%	9.91%
Loan to deposit ratio	76.38%	74.45%	72.45%	72.11%	76.04%
Noninterest-bearing deposits / total deposits	24.88%	24.10%	25.19%	26.90%	26.71%
Total capital ratio	15.5%	15.9%	15.6%	15.6%	15.6%
Tier 1 capital ratio	13.3%	13.6%	13.4%	13.4%	13.4%
Common Equity Tier 1 capital ratio	13.3%	13.6%	13.4%	13.4%	13.4%
Tier 1 leverage ratio	9.9%	9.8%	9.6%	10.0%	10.2%
Heritage Bank of Commerce:
Tangible common equity / tangible assets (1)	10.28%	10.15%	9.79%	9.86%	10.28%
Total capital ratio	15.1%	15.4%	15.1%	15.1%	15.1%
Tier 1 capital ratio	13.8%	14.1%	13.9%	13.9%	13.9%
Common Equity Tier 1 capital ratio	13.8%	14.1%	13.9%	13.9%	13.9%
Tier 1 leverage ratio	10.4%	10.2%	10.0%	10.4%	10.6%

(1)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” in this press release.

	For the Quarter Ended			For the Quarter Ended
	June 30, 2025			March 31, 2025
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, core bank	$3,020,534	41,738	5.54%	$2,945,072	$39,758	5.47%
Prepayment fees	—	473	0.06%	—	224	0.03%
Bay View Funding factored receivables	67,756	3,347	19.81%	60,250	2,942	19.80%
Purchased residential mortgages	420,280	3,548	3.39%	427,963	3,597	3.41%
Loan fair value mark / accretion	(1,802)	172	0.02%	(1,981)	181	0.02%
Loans, gross (1)(2)	3,506,768	49,278	5.64%	3,431,304	46,702	5.52%
Securities - taxable	902,642	6,346	2.82%	876,092	5,559	2.57%
Securities - exempt from Federal tax (3)	30,259	272	3.61%	30,480	275	3.66%
Other investments and interest-bearing deposits
in other financial institutions	647,420	7,186	4.45%	850,441	9,354	4.46%
Total interest earning assets (3)	5,087,089	63,082	4.97%	5,188,317	61,890	4.84%
Cash and due from banks	31,044			31,869
Premises and equipment, net	9,958			10,007
Goodwill and other intangible assets	173,448			173,895
Other assets	156,881			155,808
Total assets	$5,458,420			$5,559,896

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,146,494			$1,167,330

Demand, interest-bearing	949,867	1,484	0.63%	944,375	1,438	0.62%
Savings and money market	1,313,054	8,205	2.51%	1,323,038	8,073	2.47%
Time deposits - under $100	11,456	49	1.72%	11,383	47	1.67%
Time deposits - $100 and over	231,644	1,995	3.45%	234,421	2,129	3.68%
ICS/CDARS - interest-bearing demand, money market
and time deposits	965,492	5,949	2.47%	1,036,970	6,248	2.44%
Total interest-bearing deposits	3,471,513	17,682	2.04%	3,550,187	17,935	2.05%
Total deposits	4,618,007	17,682	1.54%	4,717,517	17,935	1.54%

Short-term borrowings	19	—	0.00%	18	—	0.00%
Subordinated debt, net of issuance costs	39,705	538	5.43%	39,667	537	5.49%
Total interest-bearing liabilities	3,511,237	18,220	2.08%	3,589,872	18,472	2.09%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,657,731	18,220	1.57%	4,757,202	18,472	1.57%
Other liabilities	103,673			109,961
Total liabilities	4,761,404			4,867,163
Shareholders’ equity	697,016			692,733
Total liabilities and shareholders’ equity	$5,458,420			$5,559,896

Net interest income / margin (3)		44,862	3.54%		43,418	3.39%
Less tax equivalent adjustment (3)		(57)			(58)
Net interest income		$44,805	3.53%		$43,360	3.39%

(1)Includes loans held-for-sale. Nonaccrual loans are included in average balances.

(2)Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $253,000 for the second quarter of 2025, compared to $214,000 for the first quarter of 2025. Prepayment fees totaled $473,000 for the second quarter of 2025, compared to $224,000 for the first quarter of 2025.

(3)Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate. This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial

Measures” in this press release.

	For the Quarter Ended			For the Quarter Ended
	June 30, 2025			June 30, 2024
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, core bank	$3,020,534	$41,738	5.54%	$2,830,260	$38,496	5.47%
Prepayment fees	—	473	0.06%	—	54	0.01%
Bay View Funding factored receivables	67,756	3,347	19.81%	54,777	2,914	21.40%
Purchased residential mortgages	420,280	3,548	3.39%	447,687	3,739	3.36%
Loan fair value mark / accretion	(1,802)	172	0.02%	(2,863)	267	0.04%
Loans, gross (1)(2)	3,506,768	49,278	5.64%	3,329,861	45,470	5.49%
Securities - taxable	902,642	6,346	2.82%	942,532	5,483	2.34%
Securities - exempt from Federal tax (3)	30,259	272	3.61%	31,803	285	3.60%
Other investments and interest-bearing deposits
in other financial institutions	647,420	7,186	4.45%	536,474	7,311	5.48%
Total interest earning assets (3)	5,087,089	63,082	4.97%	4,840,670	58,549	4.86%
Cash and due from banks	31,044			33,419
Premises and equipment, net	9,958			10,216
Goodwill and other intangible assets	173,448			175,498
Other assets	156,881			153,368
Total assets	$5,458,420			$5,213,171

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,146,494			$1,127,145

Demand, interest-bearing	949,867	1,484	0.63%	932,100	1,719	0.74%
Savings and money market	1,313,054	8,205	2.51%	1,104,589	7,867	2.86%
Time deposits - under $100	11,456	49	1.72%	10,980	46	1.68%
Time deposits - $100 and over	231,644	1,995	3.45%	228,248	2,245	3.96%
ICS/CDARS - interest-bearing demand, money market
and time deposits	965,492	5,949	2.47%	991,483	7,207	2.92%
Total interest-bearing deposits	3,471,513	17,682	2.04%	3,267,400	19,084	2.35%
Total deposits	4,618,007	17,682	1.54%	4,394,545	19,084	1.75%

Short-term borrowings	19	—	0.00%	19	—	0.00%
Subordinated debt, net of issuance costs	39,705	538	5.43%	39,553	538	5.47%
Total interest-bearing liabilities	3,511,237	18,220	2.08%	3,306,972	19,622	2.39%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,657,731	18,220	1.57%	4,434,117	19,622	1.78%
Other liabilities	103,673			103,946
Total liabilities	4,761,404			4,538,063
Shareholders’ equity	697,016			675,108
Total liabilities and shareholders’ equity	$5,458,420			$5,213,171

Net interest income / margin (3)		44,862	3.54%		38,927	3.23%
Less tax equivalent adjustment (3)		(57)			(60)
Net interest income		$44,805	3.53%		$38,867	3.23%

(1)Includes loans held-for-sale. Nonaccrual loans are included in average balances.

(2)Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $253,000 for the second quarter of 2025, compared to $117,000 for the second quarter of 2024. Prepayment fees totaled $473,000 for the second quarter of 2025, compared to $54,000 for the second quarter of 2024.

(3)Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate. This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial

Measures” in this press release.

	For the Six Months Ended			For the Six Months Ended
	June 30, 2025			June 30, 2024
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, core bank	$2,983,011	$81,496	5.51%	$2,812,805	$76,217	5.45%
Prepayment fees	—	697	0.05%	—	78	0.01%
Bay View Funding factored receivables	64,024	6,289	19.81%	54,144	5,752	21.36%
Purchased residential mortgages	424,101	7,145	3.40%	450,964	7,527	3.36%
Loan fair value mark / accretion	(1,891)	353	0.02%	(2,988)	496	0.04%
Loans, gross (1)(2)	3,469,245	95,980	5.58%	3,314,925	90,070	5.46%
Securities - taxable	889,440	11,905	2.70%	992,508	11,666	2.36%
Securities - exempt from Federal tax (3)	30,369	547	3.63%	31,871	571	3.60%
Other investments, interest-bearing deposits in other
financial institutions and Federal funds sold	748,370	16,540	4.46%	486,283	13,263	5.48%
Total interest earning assets (3)	5,137,424	124,972	4.91%	4,825,587	115,570	4.82%
Cash and due from banks	31,454			33,316
Premises and equipment, net	9,982			10,115
Goodwill and other intangible assets	173,671			175,769
Other assets	156,347			151,116
Total assets	$5,508,878			$5,195,903

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,156,854			$1,152,111

Demand, interest-bearing	947,137	2,922	0.62%	926,074	3,273	0.71%
Savings and money market	1,318,018	16,278	2.49%	1,086,085	14,516	2.69%
Time deposits - under $100	11,420	96	1.70%	10,962	88	1.61%
Time deposits - $100 and over	233,025	4,124	3.57%	224,730	4,309	3.86%
ICS/CDARS - interest-bearing demand, money market
and time deposits	1,001,033	12,197	2.46%	977,385	13,818	2.84%
Total interest-bearing deposits	3,510,633	35,617	2.05%	3,225,236	36,004	2.24%
Total deposits	4,667,487	35,617	1.54%	4,377,347	36,004	1.65%

Short-term borrowings	19	—	0.00%	17	—	0.00%
Subordinated debt, net of issuance costs	39,686	1,075	5.46%	39,535	1,076	5.47%
Total interest-bearing liabilities	3,550,338	36,692	2.08%	3,264,788	37,080	2.28%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,707,192	36,692	1.57%	4,416,899	37,080	1.69%
Other liabilities	106,800			105,304
Total liabilities	4,813,992			4,522,203
Shareholders’ equity	694,886			673,700
Total liabilities and shareholders’ equity	$5,508,878			$5,195,903

Net interest income / margin (3)		88,280	3.47%		78,490	3.27%
Less tax equivalent adjustment (3)		(115)			(120)
Net interest income		$88,165	3.46%		$78,370	3.27%

(1)Includes loans held-for-sale. Nonaccrual loans are included in average balances.

(2)Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $467,000 for the first six months of 2025, compared to $277,000 for the six months of 2024. Prepayment fees totaled $697,000 for the first six months of 2025, compared to $78,000 for the first six months of 2024.

(3)Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate. This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial

Measures” in this press release.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Management considers net income and earnings per share adjusted to exclude the $9.2 million of charges primarily related to a legal settlement in the second quarter and first six months of 2025 as a useful measurement of the Company’s profitability compared to prior periods.

The following table summarizes components of net income and diluted earnings per share for the periods indicated:

NET INCOME AND	For the Quarter Ended:
DILUTED EARNINGS PER SHARE	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, except per share amounts, unaudited)	2025	2025	2024	2024	2024
Reported net income (GAAP)	$6,389	$11,626	$10,621	$10,507	$9,234
Add: pre-tax legal settlement and other charges	9,184	—	—	—	—
Less: related income taxes	(2,618)	—	—	—	—
Adjusted net income (non-GAAP)	$12,955	$11,626	$10,621	$10,507	$9,234

Weighted average shares outstanding - diluted	61,624,600	61,708,361	61,679,735	61,546,157	61,438,088

Reported diluted earnings per share	$0.10	$0.19	$0.17	$0.17	$0.15

Adjusted diluted earnings per share	$0.21	$0.19	$0.17	$0.17	$0.15

NET INCOME AND	For the Six Months Ended:
DILUTED EARNINGS PER SHARE	June 30,	June 30,
(in $000’s, except per share amounts, unaudited)	2025	2024
Reported net income (GAAP)	$18,015	$19,400
Add: pre-tax legal settlement and other charges	9,184	—
Less: related income taxes	(2,618)	—
Adjusted net income (non-GAAP)	$24,581	$19,400

Weighted average shares outstanding - diluted	61,664,942	61,446,484

Reported diluted earnings per share	$0.29	$0.32

Adjusted diluted earnings per share	$0.40	$0.32

Management considers tangible book value per share as a useful measurement of the Company’s equity. The Company references the return on average tangible common equity and the return on average tangible assets as measurements of profitability.

The following table summarizes components of the tangible book value per share at the dates indicated:

TANGIBLE BOOK VALUE PER SHARE	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2025	2025	2025	2024	2024
Capital components:
Total equity (GAAP)	$694,704	$696,190	$689,727	$685,352	$679,199
Less: preferred stock	—	—	—	—	—
Total common equity	694,704	696,190	689,727	685,352	679,199
Less: goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: other intangible assets	(5,532)	(5,986)	(6,439)	(6,966)	(7,521)
Reported tangible common equity (non-GAAP)	521,541	522,573	515,657	510,755	504,047
Add: pre-tax legal settlement and other charges	9,184	—	—	—	—
Less: related income taxes	(2,618)	—	—	—	—
Adjusted tangible common equity (non-GAAP)	$528,107	$522,573	$515,657	$510,755	$504,047

Common shares outstanding at period-end	61,446,763	61,611,121	61,348,095	61,297,344	61,292,094

Reported tangible book value per share (non-GAAP)	$8.49	$8.48	$8.41	$8.33	$8.22

Adjusted tangible book value per share (non-GAAP)	$8.59	$8.48	$8.41	$8.33	$8.22

The following tables summarize components of the annualized return on average equity, annualized return on average tangible common equity and the annualized return on average assets for the periods indicated:

RETURN ON AVERAGE TANGIBLE COMMON	For the Quarter Ended:
EQUITY AND AVERAGE ASSETS	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2025	2025	2024	2024	2024
Reported net income (GAAP)	$6,389	$11,626	$10,621	$10,507	$9,234
Add: pre-tax legal settlement and other charges	9,184	—	—	—	—
Less: related income taxes	(2,618)	—	—	—	—
Adjusted net income (non-GAAP)	$12,955	$11,626	$10,621	$10,507	$9,234

Average tangible common equity components:
Average equity (GAAP)	$697,016	$692,733	$686,263	$680,404	$675,108
Less: goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: other intangible assets	(5,817)	(6,264)	(6,770)	(7,322)	(7,867)
Total average tangible common equity (non-GAAP)	$523,568	$518,838	$511,862	$505,451	$499,610

Annualized return on average equity (GAAP)	3.68%	6.81%	6.16%	6.14%	5.50%

Reported annualized return on average
tangible common equity (non-GAAP)	4.89%	9.09%	8.25%	8.27%	7.43%

Adjusted annualized return on average
tangible common equity (non-GAAP)	9.92%	9.09%	8.25%	8.27%	7.43%

Average assets (GAAP)	$5,458,420	$5,559,896	$5,607,840	$5,352,067	$5,213,171

Reported annualized return on average assets (GAAP)	0.47%	0.85%	0.75%	0.78%	0.71%

Adjusted annualized return on average assets (non-GAAP)	0.95%	0.85%	0.75%	0.78%	0.71%

RETURN ON AVERAGE TANGIBLE COMMON	For the Six Months Ended:
EQUITY AND AVERAGE ASSETS	June 30,	June 30,
(in $000’s, unaudited)	2025	2024
Reported net income (GAAP)	$18,015	$19,400
Add: pre-tax legal settlement and other charges	9,184	—
Less: related income taxes	(2,618)	—
Adjusted net income (non-GAAP)	$24,581	$19,400

Average tangible common equity components:
Average equity (GAAP)	$694,886	$673,700
Less: goodwill	(167,631)	(167,631)
Less: other intangible assets	(6,040)	(8,138)
Total average tangible common equity (non-GAAP)	$521,215	$497,931

Annualized return on average equity (GAAP)	5.23%	5.79%

Reported annualized return on average
tangible common equity (non-GAAP)	6.97%	7.84%

Adjusted annualized return on average
tangible common equity (non-GAAP)	9.51%	7.84%

Average assets (GAAP)	$5,508,878	$5,195,903

Reported annualized return on average assets (GAAP)	0.66%	0.75%

Adjusted annualized return on average assets (non-GAAP)	0.90%	0.75%

Management reviews yields on certain asset categories and the net interest margin of the Company on an FTE basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis using tax rates effective as of the end of the period. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. The following tables summarize components of FTE net interest income of the Company for the periods indicated:

	For the Quarter Ended:
NET INTEREST INCOME AND NET INTEREST MARGIN	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2025	2025	2024	2024	2024
Net interest income before
credit losses on loans (GAAP)	$44,805	$43,360	$43,595	$39,329	$38,867
Tax-equivalent adjustment on securities -
exempt from Federal tax	57	58	58	59	60
Net interest income, FTE (non-GAAP)	$44,862	$43,418	$43,653	$39,388	$38,927

Average balance of total interest earning assets	$5,087,089	$5,188,317	$5,235,986	$4,980,082	$4,840,670

Net interest margin (annualized net interest income divided by the
average balance of total interest earnings assets) (GAAP)	3.53%	3.39%	3.31%	3.14%	3.23%

Net interest margin, FTE (annualized net interest income, FTE, divided by the average balance of total
earnings assets) (non-GAAP)	3.54%	3.39%	3.32%	3.15%	3.23%

	For the Six Months Ended:
NET INTEREST INCOME AND NET INTEREST MARGIN	June 30,	June 30,
(in $000’s, unaudited)	2025	2024
Net interest income before
credit losses on loans (GAAP)	$88,165	$78,370
Tax-equivalent adjustment on securities - exempt from Federal tax	115	120
Net interest income, FTE (non-GAAP)	$88,280	$78,490

Average balance of total interest earning assets	$5,137,424	$4,825,587

Net interest margin (annualized net interest income divided by the
average balance of total interest earnings assets) (GAAP)	3.46%	3.27%

Net interest margin, FTE (annualized net interest income, FTE, divided by the
average balance of total interest earnings assets) (non-GAAP)	3.47%	3.27%

Management views its non-GAAP PPNR as a key metric for assessing the Company’s earnings power. The following table summarizes the components of PPNR for the periods indicated:

	For the Quarter Ended:
PRE-PROVISION NET REVENUE	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2025	2025	2024	2025	2024
Net interest income before credit losses on loans	$44,805	$43,360	$43,595	$39,329	$38,867
Noninterest income	2,977	2,696	2,775	2,826	2,864
Total revenue	47,782	46,056	46,370	$42,155	$41,731
Less: Noninterest expense	(38,335)	(29,456)	(30,304)	(27,555)	(28,188)
Reported PPNR (non-GAAP)	9,447	16,600	16,066	$14,600	$13,543
Add: pre-tax legal settlement and other charges	9,184	—	—	—	—
Adjusted PPNR (non-GAAP)	$18,631	$16,600	$16,066	$14,600	$13,543

	For the Six Months Ended:
PRE-PROVISION NET REVENUE	June 30,	June 30,
(in $000’s, unaudited)	2025	2024
Net interest income before credit losses on loans	$88,165	$78,370
Noninterest income	5,673	5,501
Total revenue	93,838	83,871
Less: Noninterest expense	(67,791)	(55,724)
Reported PPNR (non-GAAP)	26,047	28,147
Add: pre-tax legal settlement and other charges	9,184	—
Adjusted PPNR (non-GAAP)	$35,231	$28,147

The efficiency ratio is a non-GAAP financial measure, which is calculated by dividing noninterest expense by total revenue (net interest income plus noninterest income), and measures how much it costs to produce one dollar of revenue. The following tables summarize components of noninterest expense and the efficiency ratio of the Company for the periods indicated:

NONINTEREST EXPENSE AND	For the Quarter Ended:
EFFICIENCY RATIO	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2025	2025	2024	2024	2024
Reported noninterest expense (GAAP)	$38,335	$29,456	$30,304	$27,555	$28,188
Less: pre-tax legal settlement and other charges	(9,184)	—	—	—	—
Adjusted noninterest expense (non-GAAP)	$29,151	$29,456	$30,304	$27,555	$28,188

Net interest income before credit losses on loans	$44,805	$43,360	$43,595	$39,329	$38,867
Noninterest income	2,977	2,696	2,775	2,826	2,864
Total revenue	$47,782	$46,056	$46,370	$42,155	$41,731

Reported efficiency ratio (noninterest expense divided
by total revenue) (non-GAAP)	80.23%	63.96%	65.35%	65.37%	67.55%

Adjusted efficiency ratio (adjusted noninterest expense
divided by total revenue) (non-GAAP)	61.01%	63.96%	65.35%	65.37%	67.55%

NONINTEREST EXPENSE AND	For the Six Months Ended:
EFFICIENCY RATIO	June 30,	June 30,
(in $000’s, unaudited)	2025	2024
Reported noninterest expense (GAAP)	$67,791	$55,724
Less: pre-tax legal settlement and other charges	(9,184)	—
Adjusted noninterest expense (non-GAAP)	$58,607	$55,724

Net interest income before credit losses on loans	$88,165	$79,548
Noninterest income	5,673	4,323
Total revenue	$93,838	$83,871

Reported efficiency ratio (noninterest expense divided
by total revenue) (non-GAAP)	72.24%	66.44%

Adjusted efficiency ratio (adjusted noninterest expense
divided by total revenue) (non-GAAP)	62.46%	66.44%

Management considers the tangible common equity ratio as a useful measurement of the Company’s and the Bank’s equity. The following table summarizes components of the tangible common equity to tangible assets ratio of the Company at the dates indicated:

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2025	2025	2024	2024	2024
Capital components:
Total equity (GAAP)	$694,704	$696,190	$689,727	$685,352	$679,199
Less: preferred stock	—	—	—	—	—
Total common equity	694,704	696,190	689,727	685,352	679,199
Less: goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: other intangible assets	(5,532)	(5,986)	(6,439)	(6,966)	(7,521)
Total tangible common equity (non-GAAP)	$521,541	$522,573	$515,657	$510,755	$504,047

Asset components:
Total assets (GAAP)	$5,467,237	$5,514,255	$5,645,006	$5,551,596	$5,263,024
Less: goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: other intangible assets	(5,532)	(5,986)	(6,439)	(6,966)	(7,521)
Total tangible assets (non-GAAP)	$5,294,074	$5,340,638	$5,470,936	$5,376,999	$5,087,872

Tangible common equity / tangible assets (non-GAAP)	9.85%	9.78%	9.43%	9.50%	9.91%

The following table summarizes components of the tangible common equity to tangible assets ratio of the Bank at the dates indicated:

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2025	2025	2024	2024	2024
Capital components:
Total equity (GAAP)	$717,103	$715,605	$709,379	$704,585	$697,964
Less: preferred stock	—	—	—	—	—
Total common equity	717,103	715,605	709,379	704,585	697,964
Less: goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: other intangible assets	(5,532)	(5,986)	(6,439)	(6,966)	(7,521)
Total tangible common equity (non-GAAP)	$543,940	$541,988	$535,309	$529,988	$522,812

Asset components:
Total assets (GAAP)	$5,464,618	$5,512,160	$5,641,646	$5,548,576	$5,260,500
Less: goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: other intangible assets	(5,532)	(5,986)	(6,439)	(6,966)	(7,521)
Total tangible assets (non-GAAP)	$5,291,455	$5,338,543	$5,467,576	$5,373,979	$5,085,348

Tangible common equity / tangible assets (non-GAAP)	10.28%	10.15%	9.79%	9.86%	10.28%